UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, AVEO Pharmaceuticals, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 58,181,715 shares of common stock outstanding as of March 31, 2016, the record date, 44,028,534 shares were represented at the Annual Meeting (in person or by proxy), constituting 75.67% of the outstanding shares entitled to vote. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2017 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Mr. Michael Bailey	18,361,503	481,744	25,185,287
Mr. Kenneth Bate	17,050,505	1,792,742	25,185,287
Dr. Anthony Evnin	18,329,967	513,280	25,185,287
Mr. Henri Termeer	18,361,267	481,980	25,185,287
Dr. Robert Young	18,366,578	476,669	25,185,287

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	18,201,331
Against:	496,243
Abstain:	145,673
Broker Non-Votes:	25,185,287

3. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 was ratified.

For:	42,764,578
Against:	864,714
Abstain:	399,242
Broker Non-Votes:	44,028,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: May 31, 2016

	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer